                         MATTEL, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)

                          FOR THE SIX MONTHS
                                ENDED             FOR THE YEARS ENDED DECEMBER 31,(A)(B)
                          -------------------  ------------------------------------------------
                          JUNE 30,   JUNE 30,
                            1997       1996      1996      1995      1994      1993      1992
                          ---------  --------  --------  --------  --------  --------  --------
EARNINGS AVAILABLE FOR
 FIXED CHARGES:
  Income (loss) before
   income taxes,
   cumulative effect of
   changes in accounting
   principles and
   extraordinary item...  $(159,675) $121,387  $536,756  $504,668  $362,157  $153,306  $313,081
  Less (plus) minority
   interest and
   undistributed income
   (loss) of less-than-
   majority-owned
   affiliates, net......          7       236       303       (36)     (649)      124       (23)
  Add:
   Interest expense.....     38,150    41,883   100,226   102,983    87,071    86,101    81,990
   Appropriate portion
    of rents(c).........      9,744     9,658    19,527    19,450    16,224    16,221    15,609
                          ---------  --------  --------  --------  --------  --------  --------
  Earnings available for
   fixed charges........  $(111,774) $173,164  $656,812  $627,065  $464,803  $255,752  $410,657
                          =========  ========  ========  ========  ========  ========  ========
FIXED CHARGES:
  Interest expense......  $  38,150  $ 41,883  $100,226  $102,983  $ 87,071  $ 86,101  $ 81,990
  Capitalized interest..        577     1,417     1,789       693       285        --        --
  Appropriate portion of
   rents(c).............      9,744     9,658    19,527    19,450    16,224    16,221    15,609
                          ---------  --------  --------  --------  --------  --------  --------
  Fixed charges.........  $  48,471  $ 52,958  $121,542  $123,126  $103,580  $102,322  $ 97,599
                          =========  ========  ========  ========  ========  ========  ========
Ratio of earnings to
 fixed charges(d).......       --        3.27x     5.40x     5.09x     4.49x     2.50x     4.21x
                          =========  ========  ========  ========  ========  ========  ========

--------
(a) Consolidated financial information for all periods presented has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. into the Company, accounted for as a pooling of interests.

(b) Consolidated financial information for 1993 and 1992 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(d) Earnings did not cover fixed charges by $160.2 million for the six-month period ended June 30, 1997.

                         MATTEL, INC. AND SUBSIDIARIES

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                     (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)
                                  (UNAUDITED)

                              FOR THE
                          SIX MONTHS ENDED      FOR THE YEARS ENDED DECEMBER 31,(A) (B)
                         -------------------  ------------------------------------------------
                         JUNE 30,   JUNE 30,
                           1997       1996      1996      1995      1994      1993      1992
                         ---------  --------  --------  --------  --------  --------  --------
EARNINGS AVAILABLE FOR
 FIXED CHARGES:
  Income (loss) before
   income taxes,
   cumulative effect of
   changes in accounting
   principles and
   extraordinary item... $(159,675) $121,387  $536,756  $504,668  $362,157  $153,306  $313,081
  Less (plus) minority
   interest and
   undistributed income
   (loss) of less-than-
   majority-owned
   affiliates, net......         7       236       303       (36)     (649)      124       (23)
  Add:
    Interest expense....    38,150    41,883   100,226   102,983    87,071    86,101    81,990
    Appropriate portion
     of rents(c) .......     9,744     9,658    19,527    19,450    16,224    16,221    15,609
                         ---------  --------  --------  --------  --------  --------  --------
  Earnings available for
   fixed charges........ $(111,774) $173,164  $656,812  $627,065  $464,803  $255,752  $410,657
                         =========  ========  ========  ========  ========  ========  ========
FIXED CHARGES:
  Interest expense...... $  38,150  $ 41,883  $100,226  $102,983  $ 87,071  $ 86,101  $ 81,990
  Capitalized interest..       577     1,417     1,789       693       285       --        --
  Dividends--Series B
   preferred stock .....     1,692     1,716     3,406     3,200     2,157       --        --
  Dividends--Series C
   preferred stock......     3,985       --      3,985       --        --        --        --
  Dividends--Series F
   preference stock.....       --        --        --      3,342     4,689     4,894     4,826
  Appropriate portion of
   rents(c).............     9,744     9,658    19,527    19,450    16,224    16,221    15,609
                         ---------  --------  --------  --------  --------  --------  --------
  Fixed charges......... $  54,148  $ 54,674  $128,933  $129,668  $110,426  $107,216  $102,425
                         =========  ========  ========  ========  ========  ========  ========
Ratio of earnings to
 fixed charges(d).......       --       3.17x     5.09x     4.84x     4.21x     2.39x     4.01x
                         =========  ========  ========  ========  ========  ========  ========

--------
(a) Consolidated financial information for all periods presented has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. into the Company, accounted for as a pooling of interests.

(b) Consolidated financial information for 1993 and 1992 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(d) Earnings did not cover fixed charges plus preferred stock dividends by $165.9 million for the six-month period ended June 30, 1997.